AMENDMENT TO PURCHASE AGREEMENT


This Amendment modifies and amends the Purchase Agreement dated December 31, 1996 ("Purchase Agreement") by and between Network Imaging Corporation ("Network Imaging") and CDR Enterprises ("CDRE"). In consideration of the mutual promises contained herein and other good and valuable consideration, the sufficiency and receipt of which are hereby severally acknowledged, the parties agree to amend the Purchase Agreement as follows:

(a) The second sentence of the paragraph directly after Section 1(b) shall be deleted and replaced with the following sentence:

                  "From the Closing Date forward, CDRE shall transfer to Network Imaging, and Network Imaging shall receive from CDRE, the Preferred Stock on the following installments: no less than five hundred thousand (500,000) shares of Preferred Stock on or before January 31, 1997; no less than five hundred thousand (500,000) shares of Preferred Stock on or before March 31, 1997; and the balance no later than January 31, 1998."

(b) The last sentence of Section 3 shall be deleted and replaced with the following sentence:

          "Such interest is payable to CDRE on or before January 31, 1998."

(c) Section 6.1 shall be amended by deleting directly following the first paragraph of that section the remainder of the section.

(d) A new Section 8 ("Additional Covenants of Network Imaging") shall be added to the Agreement as follows, and the remaining sections of the Agreement shall be appropriately numbered in sequence.

         "8.      Additional Covenants of Network Imaging.

                  a. Network Imaging agrees that it shall have completed the documentation of the pledge on the shares of Dorotech.
                  b. Network Imaging agrees that it shall report to CDRE no later than the tenth business day following the preceding month on the progress of the sale of Dorotech.
                  c. Network Imaging and Dorotech each agree that CDRE shall receive a report on the financial position and change and commercial status of Dorotech no later than the tenth business day following the preceding quarter.
                  d. Network Imaging agrees that it shall pay all interest on the amounts owed to CDRE pursuant to this Agreement as soon as Network Imaging believes in good faith that it has such funds available for such payment; however, in no event shall such payment be made later than January 31, 1998. Network Imaging agrees that this interest payment shall take precedence to any dividend payment that may be made to any other party.
                  e. In the event that CDRE forecloses on the Dorotech shares, pursuant to the terms contained herein in this Agreement, and CDRE elects to retain and continue the services of Regent Associates, and with their prior written consent, Network Imaging shall deliver to CDRE all of the materials in its possession related to the sale of Dorotech."

This Amendment is effective May 30, 1997. Except as specifically modified and amended herein, all other terms and conditions of the Purchase Agreement shall remain in full force and effect.


Accepted by CDRE:                         Accepted by Network Imaging:



By:       /s/ Jean Fontourey              By:        /s/ Jorge R. Forgues
                  Signature                                Signature

Print Name: Jean Fontourey                Print Name:   Jorge R. Forgues

Title:      illegible                     Title:        VP & CFO